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                                                                    Exhibit 99.1
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                               ZMAX CORPORATION

              Proxy Solicited on behalf of the Board of Directors
            for Annual Meeting of Shareholders -- December 7, 1997

    The undersigned shareholder of ZMAX Corporation, a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement/Prospectus, each dated November __, 1997, and the undersigned revokes all other proxies and appoints Michael C. Higgins and Michael Berty, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Annual Meeting of Shareholders at 11:00 a.m., local time, December 7, 1997 and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.


            (Continued and to be Signed and Dated on reverse side)

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       Please mark
 [X]   your vote
       as this

1.    Election of Michael C. Higgins,             FOR           WITHHOLD VOTE
      Michel Berty, G.W. Norman Wareham,       ALL NOMINEES   FROM ALL NOMINEES
      Steve L. Komar, Ted Fine, and Edward
      Yourdon as directors                          [_]               [_]

      WITHHELD FOR (Write that nominee's
      name in the space provided below)

      ------------------------------------

                                                   FOR      AGAINST     ABSTAIN
2.    To approve the ZMAX Corporation 1997
      Stock Incentive Plan                         [_]        [_]         [_]

3.    To approve the Merger Agreement and
      the transactions contemplated thereby        [_]        [_]         [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at the meeting either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY
      WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED.
      IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL
      BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE
      NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2(a), 2(b) AND 3. PLEASE SIGN,
      DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE
      PROVIDED.

Signature(s)                                             Date
            ---------------------------------------------    ------------------

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.
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